EXHIBIT 99.1

NATIONAL PENN

BANKING | INSURANCE | INVESTMENTS | TRUST

3Q2009
National Penn Bancshares, Inc.

Staying Strong, Moving Forward

Safe Harbor Regarding
Forward Looking Statements
This presentation contains forward-looking information about National Penn Bancshares, Inc. that is intended to be covered by the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. Forward-
looking statements are statements that are not historical facts. These statements can be identified by the use of forward-
looking terminology such as “believe,” “expect,” “may,” “will,” “should,’’ “project,” “plan,’’ “goal,” “potential,” “seek,” “intend,’’ or
“anticipate’’ or the negative thereof or comparable terminology, and include discussions of strategy, financial projections, guidance and estimates (including their underlying assumptions), statements regarding plans, objectives, expectations or consequences of announced transactions, and statements about the future performance, operations, products and services of
National Penn and its subsidiaries. National Penn cautions readers not to place undue reliance on these statements.
National Penn’s business and operations are subject to a variety of risks, uncertainties and other factors. Consequently, actual results and experience may materially differ from those contained in any forward-looking statements. Such risks, uncertainties and other factors that could cause actual results and experience to differ from those projected include, but are not limited to, the following: National Penn’s obligations under the U.S. Treasury’s TARP Capital Purchase Program; its ability to obtain raise additional capital, to identify qualified consumers, businesses and growth opportunities; the ineffectiveness of
National Penn’s business strategy due to changes in current or future market conditions; the effects of competition, and of changes in laws and regulations on competition, including industry consolidation and development of competing financial products and services; interest rate movements; the performance of National Penn’s investment portfolio; disruption from announced transactions, and resulting difficulties in maintaining relationships with customers and employees; challenges in establishing and maintaining operations in new markets; and changes in consumer and business confidence. The foregoing review of important factors should be read in conjunction with the risk factors and other cautionary statements included in
National Penn’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, as well as in National Penn’s
Quarterly Reports on Form 10-Q and other documents filed by National Penn with the SEC after the date thereof. National
Penn makes no commitment to revise or update any forward-looking statements in order to reflect events or circumstances occurring or existing after the date any forward-looking statement is made.

Positioning National Penn
for the Future
● Improved capital levels
● Increased allowance for loan losses
● Decrease in non-performing assets plus loans
 90-days past due
● Exiting troubled investment class (CDO’s)
● Continuing improvement to net interest margin
● Focused cost containment
● Strengthened liquidity position

	Sept 30, 2009	Dec 31, 2008	Well-capitalized minimum
Tangible Common Equity to Tangible assets	6.85%	5.00%	n/a
Regulatory Total capital ratio	13.72%	11.85%	10%
Regulatory Tier 1 capital ratio	12.46%	10.65%	6%
Regulatory Tier 1 leverage ratio	9.00%	8.50%	5%

Capital Position - September 30, 2009
● $153 million common equity raised
 in the third quarter 2009

As of September 30, 2009
National Penn Snapshot
● Founded 1874, headquartered in eastern PA
● NASDAQ ticker: NPBC
● $9.7 billion in total assets
● 127 community offices
● Part of S&P SmallCap 600 Index
● Successful acquirer/integrator
 over the past 18 years:
 – 11 community banks and thrifts
 – 5 branch transactions
 – 6 insurance agencies
 – 1 wealth management entity

Pennsylvania
Luzerne
Monroe
Carbon
Centre
Northampton
Schuylkill
Lehigh
Berks
Bucks
New Jersey
Montgomery
Lancaster
Chester
Philadelphia
York
Delaware
Cecil
New Castle
Maryland
Delaware

Attractive Franchise in the Heart of the
Mid-Atlantic Region

4.1%
Nationwide Projected Income
Growth
$54.7
Nationwide Median HH Income
($000)
$87.3
$47.6
$58.9
$58.6
$60.2
Median Household Income
($000)
7.4%
7.3%
4.2%
5.0%
6.1%
Projected Income Growth:
’09 - ’14
19
5
21
16
23
# Community Banking Offices
9.3%
16.8%
22.0%
9.3%
21.1%
Market Share
2
1
1
2
1
Market Rank
13.1%
5.3%
24.6%
8.2%
15.4%
% of National Penn Deposits
Chester
Centre
Berks
Lehigh
Northampton
Sources: SNL Financial / FDIC
As of June 30, 2009

Strong Market Share in Demographically
Attractive Counties

● Wachovia / Wells Fargo
● Citizens / Royal Bank of Scotland
● Sovereign / Banco Santander
● Commerce / Toronto-Dominion
● Bank of America
● Harleysville / First Niagara (pending)
Deposits in NPBC
 Region
(Dollars in Billions)
$34.9
$16.9
$11.7
$10.7
$6.3
$4.0
Includes all deposits in the counties in which National Penn collects deposits, excluding Clark,
Nevada
As of June 30, 2009
Source: SNL Financial
Market
Share
19.8%
9.6%
6.6%
6.1%
3.6%
2.0%
Capturing 1% of the total of dislocated competitor deposits would increase National Penn’s deposits by approximately 12%
Market Disruption is a Key Opportunity

*YTD 2009 includes ALLL provision of $107 million
versus $14 million for the comparable 2008 period.

Reconciliation Table for Non-GAAP Financial
Measures
       YTD
   (Dollars in 000’s)    3rd Qtr 2009  September 30, 2009*
 Net (Loss)/Income available to Common Shareholders $ (65,187) $ (73,084)
 - After-tax impairment losses on CDO investments  55,058  64,757
 - After-tax loss on investment securities  561  2,046
 - After-tax unrealized fair value loss on NPB Capital
  Trust II Preferred Securities  4,062  5,262
 - After-tax insurance proceeds  (2,618)  (2,618)
 - After-tax FDIC special assessment  0  3,006
   Core net (loss)/income $ (8,124) $ (631)
 Diluted (Loss)/Income per share $ (0.65) $ (0.81)
 - After-tax impairment losses on CDO investments  0.55  0.72
 - After-tax loss on investment securities  0.01  0.02
 - After-tax unrealized fair value loss on NPB Capital
  Trust II Preferred Securities  0.04  0.06
 - After-tax insurance proceeds  (0.03)  (0.03)
 - After-tax FDIC special assessment  0.00  0.03
 Core diluted (loss)/income per share $ (0.08) $ (0.01)

3.35%
3.30%
3.25%
3.20%
3.15%
3.10%
3.05%
3.00%
1Q09
2Q09
3Q09
NIM

3.13%
3.19%
3.31%
Net Interest Margin Improving

30,000
20,000
10,000
-
Q109
Q209
Q309
Banking - Deposits
Banking - Mortgages
Insurance
Wealth
Banking Other

*The core non-interest income numbers shown above are non-GAAP financial measures as they exclude other-than-
temporary impairment on CDO investments, net losses/(gains) from fair value changes on National Penn’s trust preferred securities, and net losses on sales of investment securities. These amounts excluded from GAAP non-
interest income are as follows: 1Q09 - $7,785, $1,898, and $2,284; 2Q09 - $7,136, $(51), and $0; 3Q09 - $84,704,
$6,249, and $863, respectively. Management believes that the presentation of non-interest income excluding the impact of the specified non-recurring items provides information that is comparable to prior periods, and therefore is essential to a proper understanding of the financial information presented for National Penn.
$27,180
$28,603
$27,678
Core Non Interest Income Stable

Efficiency Ratio
62.00%
60.00%
58.00%
56.00%
54.00%
52.00%
50.00%
1Q09
2Q09
3Q09

Source: SNL Financial

NATIONAL PENN

	Non Interest Expense	Efficiency Ratio
Q109	$54,753	61.75%
Q209	$56,124	60.81%
Q309	$54,282	56.77%

NPBC - Low Cost Provider

## $9.31 Billion

Capital
13%
Long Term
Borrowings
11%
Short Term
Borrowings
7%
Deposits
69%

## $9.71 Billion

Capital
14%
Long Term
Borrowings
9%
Short Term
Borrowings
7%
Deposits
70%

NATIONAL PENN

December 31, 2008

September 30, 2009
     Dec 31, 2008  Sept 30, 2009
Total Deposits ($000)   $6,389,886   $6,798,662
Improved Sources of Funding

$250
$200
$150
$100
$50
$0
($50)
($100)
Millions of Dollars

$2,000
$1,750
$1,500
$1,250
$1,000
$750
Millions of Dollars

NATIONAL PENN

Total Borrowed Funds
Strong Liquidity Position
$10 million
Purchased
$238 million
Sold
$1.74 billion
$1.55 billion

NPBC Unused Borrowing Capacity in Excess of $1 Billion
9/30/09
12/31/08
9/30/09
12/31/08
Daily Funds Position

Capital Retention Due to
Decreased Dividend
$.05 Previous Dividend
$.01 Dividend Declared 4Q2009
Result:
$5,028,000 Quarterly Savings
$20,112,000 Annualized Savings

Intention to Dispose of CDO Portfolio
● Continued deterioration in underlying issuers results
 in additional reclassification of OCI into OTTI
● Deterioration in collateral/future cashflows available
● Structure of securities - lower rated tranches
● Deterioration in value not primarily market related
● Short term window to maximize current cash benefit
 from a tax perspective

(Dollars in millions)	Pre Tax	After Tax	Per Share	Capital*
Unamortized cost as of June 30, 2009	$31	--	--	$(20)
OCI related to CDO as of June 30, 2009	57	--	--	--
Value as of September 30, 2009	3	--	--	2
Impact of intention to dispose	$85	$55	$0.55	$(18)
*GAAP basis

Overview of the Impact of Our Intention
to Dispose of CDO Portfolio

Overview of Tax Advantageous Timing
● Carry-back available for a portion of the loss
 results in expected refund of previously paid
 taxes approximately $27 million
● Remainder of loss available to offset future
 taxable income
● Sales to take place beginning in 4Q09

Deferred Tax Asset
● Net of carry back available of approximately $27 million,
 the net deferred tax asset is $72 million
● Deferred tax asset as an industry (and NPBC) increasing
 due to items expensed for GAAP but not for tax, such as:
 – Increased loan loss reserve with expense not recognized for tax until charged off/disposed
 – GAAP required FMV adjustments through OTTI and OCI that are not tax deductible until securities sold
● Deferred tax asset evaluation more restrictive for
 regulatory calculation as compared to GAAP

| | 9/30/2009 | 6/30/2009 | 3/31/2009 | 12/31/2008 |
|---|---|---|---|---|
| ALLL | 125,490 | 98,313 | 86,273 | 84,006 |
| Total Loans | 6,199,684 | 6,306,849 | 6,365,052 | 6,315,874 |
| NPAs+90 days | 120,964 | 124,340 | 65,006 | 37,138 |
| | | | | |
| Ratios: | | | | |
| ALLL to Loans | 2.02% | 1.56% | 1.36% | 1.33% |
| ALLL coverage of NPAs | 103.7% | 79.1% | 132.7% | 226.2% |

NATIONAL PENN

NPBC Asset Quality Ratios
$(000)

National Penn
Peers
National Average
4.00%
3.00%
2.00%
1.00%
0.00%
1.21%
2.01%
2.50%
2.02%
1.84%
1.57%

NATIONAL PENN

Non-performing assets
to total assets
Allowance for loan
loss to loans

As of September 30, 2009
Peer group as disclosed in NPBC 2009 Proxy Statement
National Average is the average value for all regulated depositories nationwide
Source: SNL Financial
Credit Quality Compares Favorably to
Peers

$ in thousands	9/30/2009 Balance	% of Loans	Classified*/ Loans	Non Performing/Loans	YTD Net Chargeoffs (annualized)/Avg. Loans	Total Past Due/Loans
Commercial	2,898,084	46%	9.97%	1.46%	1.48%	0.24%
CRE Permanent	836,718	14%	5.23%	1.82%	0.90%	0.35%
CRE Construction	443,775	7%	28.23%	9.77%	3.94%	1.45%
Home Equity and Direct	790,991	13%	0.32%	0.32%	0.42%	0.67%
Private Banking	172,113	3%	5.22%	2.35%	4.90%	0.28%
Indirect	144,158	2%	0.92%	0.92%	0.67%	1.19%
Residential Mortgage	853,496	14%	1.26%	1.26%	0.36%	1.06%
Leasing/Other	60,349	1%	2.47%	1.09%	2.70%	1.90%
Total	$6,199,684	100%	7.79%	1.94%	1.38%	0.55%
* Classified loans consist of loans risk rated substandard, doubtful, or loss. As such classified loans include all non-performing loans.

Loan Risk Profile September 30, 2009

Non-Performing Assets: 9/30/09
Total: $120.9 million
● 86% Commercial ($104.6 million)
 – $45.3 million in C&I
 – $43.5 million in Commercial Real Estate Construction
● 14% Consumer

Net Charge Offs: 9/30/09
Total: $24.8 million
● C&I $11.8
● CRE $10.2
● Other $2.8

Home Equity Loan Portfolio: 9/30/09
● High quality, self originated portfolio
● Includes revolving and installment 1st and 2nd
 lien loans of ~$800 million
● Average FICO score of 760
● Average loan to value ratio of 66%
● One-third of portfolio is in 1st lien position

Multi family	$227.9 million	21.7%
Retail & shopping centers	$214.3 million	16.7%
Residential investment 1-4 family	$194.2 million	15.1%
Residential subdivisions	$167.9 million	13.1%
Office buildings	$153.8 million	12.0%
Land	$72.9 million	5.7%
Commercial Real Estate
Major Components: 9/30/09

Commercial Real Estate
Land Exposure: 9/30/09
Total: $72.9 million
● Unapproved: $24.5 million
● Approved but unimproved: $30.1 million
● Improved: $18.3 million

Thorough Credit Review Process
• C & I portfolio
 • Grade 5 (Acceptable Risk) or worse rated relationships
 • $3 million+ in relationship size
 • Monthly reviews by account with Executive Management
• Commercial Real Estate Oversight Committee
 • In place since July 2008
 • Bi-weekly reviews by account with Executive Management
 • $3 million+ in relationship size
 • All subdivision, land and commercial construction exposures reviewed
• Commercial Real Estate Committee - Loan Approval
 • Special approval process for all relationships over $750,000
• Quarterly Watch List process for all other loans
• Increased staffing in workout/collections area

Positioning National Penn
for the Future
● Improved capital levels
● Increased allowance for loan losses
● Decrease in Non-Performing Assets plus Loans
 90-days Past Due
● Exiting troubled investment class (CDO’s)
● Continuing improvement to net interest margin
● Focused cost containment
● Strengthened liquidity position

Investor Relations Information
● The following information can be found on our Investor
 Relations Web site at www.nationalpennbancshares.com
 ● SEC Filings
 ● Corporate News
 ● Analyst Estimates
 ● and much more
● Contact information
 – Michael J. Hughes, Chief Financial Officer
 610.369.6284 | michael.hughes@nationalpenn.com
 – Michelle H. Debkowski, Investor Relations Officer
 ● 610.369.6461 | michelle.debkowski@nationalpenn.com